UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 20, 2008
Conexant Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-1799439

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 MacArthur Boulevard, Newport Beach, California		92660

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 949-483-4600
Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
EXHIBIT INDEX
EXHIBIT 99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the Board meeting of Registrant on February 20, 2008, John W. Marren tendered his resignation from the Board of Directors in order to have more time to pursue other interests. The Board accepted his resignation and effective February 20, 2008 reduced the size of the Board by one director from eight to seven.
Item 8.01 Other Events.
On February 20, 2008, the stockholders of Registrant approved a proxy proposal authorizing Registrant’s Board of Directors to effect a reverse stock split at one of four ratios — 1 for 4, 1 for 5, 1 for 8 or 1 for 10 — and to proportionately decrease Registrant's authorized shares of common stock by filing an amendment to its certificate of incorporation at anytime prior to the next annual meeting of stockholders.
SECTION 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press Release of Registrant issued on February 22, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conexant Systems, Inc.
February 21, 2008	By:	Karen Roscher
		Name:	Karen Roscher
		Title:	Senior Vice President, Chief Financial Officer and Acting Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Registrant issued on February 22, 2008.